UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11, 2006

Mirant Corporation

(Exact name of registrant as specified in charter)

Delaware	001-16107	58-2056305
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1155 Perimeter Center West, Suite 100, Atlanta, Georgia		30338
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (678) 579-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01.  Entry into a Material Definitive Agreement

On December 11, 2006, Mirant Corporation (the “Corporation”) entered into a definitive purchase and sale agreement (the “Purchase Agreement”) which provides for the sale of Mirant Asia-Pacific Limited (“MAPL”), an indirect wholly-owned subsidiary of the Corporation, to a consortium of The Tokyo Electric Power Company, Incorporated (“TEPCO”) and Marubeni Corporation (“Marubeni”) (the “Transaction”).  The aggregate purchase price for the Transaction is $3.424 billion, subject to a working capital adjustment at the closing.  After the payment of related debt, estimated to be $642 million at the closing, the net proceeds to the Corporation are expected to be $3.152 billion.

Under the terms and subject to the conditions set forth in the Purchase Agreement, Mirant Asia-Pacific Ventures, Inc. and Mirant Asia-Pacific Holdings, Inc. (together, “Sellers”), both indirect wholly-owned subsidiaries of the Corporation, agreed to sell all of their ordinary shares in MAPL to Tokyo Crimson Energy Holdings Corporation (“Buyer”), a wholly-owned subsidiary of TEPCO and Marubeni.  In connection with the Transaction, the Corporation has agreed to provide a guaranty of the payment obligations of Sellers (the “Seller Guaranty”), and each of TEPCO and Marubeni has agreed to guarantee certain payment obligations of Buyer (the "Buyer Guarantees").

The preceding description of the Purchase Agreement, the Seller Guaranty and the Buyer Guarantees does not purport to be a complete description and is qualified in its entirety by reference to the full text of such agreements.  A copy of the Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.  A copy of the Seller Guaranty is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  Copies of the Buyer Guarantees made by TEPCO and Marubeni are attached hereto as Exhibits 10.2 and 10.3, respectively, and are incorporated herein by reference.

The Transaction is expected to close in the second quarter of 2007.  The Transaction is conditioned upon, among other things, the consent of the Bermuda Monetary Authority under the Exchange Control Act 1972 of Bermuda (as amended) (and regulations made thereunder) and the Sual plant being operational.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01       Financial Statements and Exhibits

(d)                                 Exhibits

2.1	Stock and Note Purchase Agreement, dated as of December 11, 2006, by and among Sellers, Mirant Sweden International AB (publ), and Buyer

10.1	Payment Guaranty, dated as of December 11, 2006, by the Corporation, to and in favor of Buyer
10.2	Payment Guaranty, dated as of December 11, 2006, made by TEPCO in favor of Sellers
10.3	Payment Guaranty, dated as of December 11, 2006, made by Marubeni in favor of Sellers
99.1	Press Release, dated December 11, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 13, 2006

Mirant Corporation

/s/ Thomas Legro
Thomas Legro
Senior Vice President and Controller
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock and Note Purchase Agreement, dated as of December 11, 2006, by and among Sellers, Mirant Sweden International AB (publ), and Buyer

10.1	Payment Guaranty, dated as of December 11, 2006, by the Corporation, to and in favor of Buyer

10.2	Payment Guaranty, dated as of December 11, 2006, made by TEPCO in favor of Sellers

10.3	Payment Guaranty, dated as of December 11, 2006, made by Marubeni in favor of Sellers

99.1	Press Release, dated December 11, 2006